FIRST INVESTORS BALANCED INCOME FUND
FIRST INVESTORS INVESTMENT GRADE FUND
FIRST INVESTORS LIMITED DURATION BOND FUND

Each a series of First Investors Income Funds

FIRST INVESTORS TOTAL RETURN FUND

A series of First Investors Equity Funds
and

FIRST INVESTORS LIFE SERIES BALANCED INCOME FUND
FIRST INVESTORS LIFE SERIES INVESTMENT GRADE FUND
FIRST INVESTORS LIFE SERIES LIMITED DURATION BOND FUND
FIRST INVESTORS LIFE SERIES TOTAL RETURN FUND

Each a series of First Investors Life Series Funds

40 Wall Street
New York, New York

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

April 27, 2018

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet or by mail relating to First Investors Balanced Income Fund (“Balanced Income Fund”), First Investors Investment Grade Fund (“Investment Grade Fund”) and First Investors Limited Duration Bond Fund (“Limited Duration Bond Fund”), each a series of First Investors Income Funds (“Income Trust”); First Investors Total Return Fund (“Total Return Fund”), a series of First Investors Equity Funds (“Equity Trust”); and First Investors Life Series Balanced Income Fund (“Life Series Balanced Income Fund”), First Investors Investment Grade Fund (“Life Series Investment Grade Fund”), First Investors Life Series Limited Duration Bond Fund (“Life Series Limited Duration Bond Fund”) and First Investors Life Series Total Return Fund (“Life Series Total Return Fund”), each a series of First Investors Life Series Funds (“Life Series Trust” and, together with Income Trust and Equity Trust, each a “Trust” and together the “Trusts”). Each of the above First Investors Funds is referred to in this Notice as a Fund and collectively as the Funds.  We encourage you to access and review all of the important information contained in the Information Statement.

On November 16, 2017, the Board of Trustees (the “Board”) of the Trusts approved the hiring of Muzinch & Co., Inc. (“Muzinich”) as a new subadviser to the Funds.  Muzinich began subadvising a portion of the assets of the Balanced Income Fund, Investment Grade Fund, Limited Duration Bond Fund and Total Return Fund as of January 31, 2018 and is expected to begin subadvising a portion of the assets of the Life Series Balanced Income Fund, Life Series Investment Grade Fund, Life Series Limited Duration Bond Fund and Life Series Total Return Fund on or about May 1, 2018. Foresters Investment Management Company, Inc. (the “Adviser”) manages each Fund’s remaining assets.   The appointment of Muzinich has not resulted in any changes to any Fund’s investment objective or the management fee rate paid by each Fund to the Adviser.

Additional information about the Adviser, Muzinich and the subadvisory agreement among Muzinich, the Trusts, on behalf of the Funds, and the Adviser, amended as of January 31, 2018 (the “Agreement”), and the Board’s approval of the Agreement is contained in the Information Statement

Pursuant to an exemptive order that the Trusts have received from the Securities and Exchange Commission, the Adviser and the Trusts, on behalf of the Funds, are permitted to enter into new or modified subadvisory agreements with existing or new unaffiliated subadvisers with the approval of the Board, but without approval of Fund shareholders.  No action is required of you.  Therefore, We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

This Notice of Internet Availability of the Information Statement (“Notice”) is being mailed on or about April 27, 2018 to each Fund’s shareholders of record as of January 31, 2018 (“Record Date”).  Each Fund will bear the expenses incurred in connection with preparing and delivering this notification to its shareholders.  By sending this Notice, the Funds and the Trusts are notifying you that they are making the Information Statement available to you online in lieu of mailing or sending you an email with a copy. You may print and view the full Information Statement on the Internet at http://www.foresters.com/-/media/foresters/documents/pdfs/us/tools-and-guides-foresters-financial/Prospectuses-and-Reports/Non-Tax-Exempt-Information-Statement.pdf.

 The Information Statement will be available on the website for at least 90 days after the date of this Notice.  A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Funds by phone at 800-423-4026, or by writing to us at Foresters Investor Services, Inc., Raritan Plaza I, Edison, N.J. 08837-3620. If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one by April 30, 2019. If you have any questions about this Notice, please contact your financial adviser (if applicable) or contact the Funds at the phone number provided above.

If you share the same mailing address and the same last name with other shareholders, you will be delivered a single copy of this Notice, unless you have requested that separate copies of Fund documents be sent to you.  If you receive a single copy of this Notice and wish to request additional copies, please call 1-800-423-4026 or write to us at Foresters Investor Services, Inc., Raritan Plaza I, Edison, N.J. 08837-3620.